APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Adjustable Rate Government Fund

Asia Pacific Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

California Municipal Money Market Fund

California Municipal Money Market Trust(1)

Capital Growth Fund

Cash Investment Money Market Fund

Classic Value Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Allocation Fund

Core Equity Fund

Disciplined Global Equity Fund

Disciplined U.S. Core Fund

Disciplined Value Fund

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Emerging Markets Equity Fund

Endeavor Select Fund

Enterprise Fund

Global Opportunities Fund

Government Money Market Fund

Government Securities Fund

Growth Balanced Fund

Growth Fund

Growth Opportunities Fund

Health Care Fund

Heritage Money Market Fund

High Income Fund

High Yield Bond Fund

Income Plus Fund

Index Asset Allocation Fund

Intermediate Tax/AMT-Free Fund

International Equity Fund

Large Cap Growth Fund

Managed Account CoreBuilder Shares Series G

Managed Account CoreBuilder Shares Series M

Mid Cap Growth Fund

Minnesota Money Market Fund

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Money Market Trust(2)

Municipal Bond Fund

Municipal Cash Management Money Market Fund

Municipal Money Market Fund

National Tax-Free Money Market Fund

National Tax-Free Money Market Trust(3)

New Jersey Municipal Money Market Fund

New York Municipal Money Market Fund

North Carolina Tax-Free Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Municipal Money Market Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Prime Investment Money Market Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Growth Fund

Small Cap Value Fund

Small Mid/Cap Value Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Strategic Large Cap Growth Fund

Strategic Municipal Bond Fund

Traditional Small Cap Growth Fund

Treasury Plus Money Market Fund

Ultra Short-Term Income Fund

Ultra Short-Term Municipal Income Fund

WealthBuilder Conservative Allocation Portfolio

WealthBuilder Equity Portfolio

WealthBuilder Growth Allocation

WealthBuilder Growth Balanced Portfolio

WealthBuilder Moderate Balanced Portfolio

WealthBuilder Tactical Equity Portfolio

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

Most recent annual approval by the Board of Trustees:  March 26, 2010

Appendix A amended:  August 25, 2010

1. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the California Tax-Free Money Market Trust into the California Municipal Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

2. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the Money Market Trust into the Cash Investment Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

3. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the National Tax-Free Money Market Trust into the National Tax-Free Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 27th day of March, 2009, and is amended as of the 25th day of August, 2010, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

            WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in this Schedule A to Appendix A for each Fund listed in Appendix A.

            The Sub-Adviser shall receive a fee as described in this Schedule A to Appendix A of the assets of the Conservative Allocation Fund, Growth Balanced Fund and Moderate Balanced Fund and from each WealthBuilder Portfolio for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Portfolios, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month.  If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Adjustable Rate Government Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Asia Pacific Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
California Limited-Term Tax-Free Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
California Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
California Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
California Municipal Money Market Trust(1)	0.00
Capital Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Cash Investment Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Classic Value Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Colorado Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Common Stock Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Conservative Allocation Fund	First 250M Over 250M	0.10 0.05
Core Equity Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Disciplined Global Equity Fund	First 200M Over 200M	0.45 0.40
Disciplined U.S. Core Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Disciplined Value Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Discovery Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Diversified Capital Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified International Fund	First 200M Over 200M	0.45 0.40
Emerging Markets Equity Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Endeavor Select Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Enterprise Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Global Opportunities Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Government Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Government Securities Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Growth Balanced Fund	First 250M Over 250M	0.10 0.05
Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Growth Opportunities Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Health Care Fund	First 100M Over 100M	0.40 0.35
Heritage Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
High Income Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Income Plus Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
Intermediate Tax/AMT-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
International Equity Fund	First 200M Over 200M	0.45 0.40
Large Cap Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Managed Account CoreBuilder Shares Series G	0.00
Managed Account CoreBuilder Shares Series M	0.00
Mid Cap Growth Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Minnesota Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Minnesota Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Moderate Balanced Fund	First 250M Over 250M	0.10 0.05
Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Money Market Trust(2)	0.00
Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Municipal Cash Management Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
National Tax-Free Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
National Tax-Free Money Market Trust(3)	0.00
New Jersey Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
New York Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
North Carolina Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Omega Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Opportunity Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Pennsylvania Municipal Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Pennsylvania Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Precious Metals Fund	First 100M Over 100M	0.40 0.35
Premier Large Company Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Prime Investment Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Short Duration Government Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Short-Term Municipal Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Small Mid/Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Special Mid Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Special Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Strategic Large Cap Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.30 0.20 0.15
Strategic Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Traditional Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Treasury Plus Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Ultra Short-Term Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Ultra Short-Term Municipal Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
WealthBuilder Conservative Allocation Portfolio	0.15
WealthBuilder Equity Portfolio	0.15
WealthBuilder Growth Allocation Portfolio	0.15
WealthBuilder Growth Balanced Portfolio	0.15
WealthBuilder Moderate Balanced Portfolio	0.15
WealthBuilder Tactical Equity Portfolio	0.15
Wisconsin Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
100% Treasury Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

Most recent annual approval by the Board of Trustees:  March 26, 2010

Schedule A amended:  August 25, 2010

1. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the California Tax-Free Money Market Trust into the California Municipal Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

2. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the Money Market Trust into the Cash Investment Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

3. On August 25, 2010, the Board of Trustees of Wells Fargo Funds Trust approved the merger of the National Tax-Free Money Market Trust into the National Tax-Free Money Market Fund Institutional Class.  Pending shareholder approval, the merger will occur on November 5, 2010.

The foregoing fee schedule is agreed to as of August 25, 2010 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By: /s/ Andrew Owen____________________________

            Andrew Owen

            Executive Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By: /s/ Karen Norton_____________________________

            Karen Norton

            Chief Operating Officer